October 6, 2006

SendTec, Inc.
877 Executive Center Drive West
Suite 300
St. Petersburg, Florida 33702

Re:    SendTec, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to SendTec, Inc., a Delaware corporation (the ‘‘Company’’), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the ‘‘Commission’’) of a registration statement on Form S-8 (the ‘‘Registration Statement’’) under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). The Registration Statement relates to the registration of 7,310,000 shares (the ‘‘Shares’’) of the Company’s common stock, par value $0.001 per share (the ‘‘Common Stock’’), issuable pursuant to the terms and in the manner set forth in the Company’s 2005 Incentive Stock Plan, 2005 Non-Employee Directors Stock Option Plan and 2006 Incentive Stock Plan (collectively, the ‘‘Plans’’). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B promulgated under the Securities Act.

In rendering the opinion expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Company’s Certificate of Incorporation; (iii) the Company’s Bylaws; (iv) the Plans; (v) the minutes and records of the corporate proceedings of the Company with respect to adoption of the Plans, the granting of awards thereunder and related matters thereto; and (vi) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.

We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photo static copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that the Shares are duly authorized, and when issued and delivered pursuant to the terms of the Plans and the agreements contemplated thereunder, against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable, provided that such consideration is at least equal to the stated par value of the Common Stock.

Haynes and Boone, LLP
153 East 53rd Street    Suite 4900
New York, New York 10022-4636
Phone: 212.659.7300
Fax: 212.918.8989

SendTec, Inc.
October 6, 2006

The opinion expressed herein is limited to the effects of the General Corporation Law of the State of Delaware, which includes its statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws. We express no opinion herein as to any other laws, statutes or regulations. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any factors or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion is furnished in connection with the issuance, offer and sale of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to our firm under the caption ‘‘Legal Matters’’ in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Haynes and Boone, LLP
HAYNES AND BOONE, LLP